Exhibit 99.1

National Fuel Gas Company Completes Acquisition of CenterPoint

Energy’s Ohio Natural Gas Utility

Natural Gas Service Will Continue Without Interruption; No Customer Action Required

WILLIAMSVILLE, N.Y., Oct. 1, 2026 -- National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE: NFG) today announced it has completed its previously announced acquisition of CenterPoint Energy’s Ohio natural gas utility business, Vectren Energy Delivery of Ohio, LLC. The transaction closed today, following the satisfaction of customary closing conditions.

The newly acquired utility, which will be renamed National Fuel Gas Distribution of Ohio, LLC, serves approximately 335,000 customers across 16 counties in the Dayton and greater Miami Valley region.

“This acquisition is an important milestone, representing a significant step forward in advancing the strategy of growing our regulated utility business,” David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, said. “With the addition of the Ohio service territory, we have significantly expanded our regulated footprint and strengthened the long-term foundation of the Company. We look forward to serving our new customers while maintaining our longstanding commitment to best-in-class safety, reliability and customer service.”

The acquisition adds meaningful regulated scale for National Fuel, doubling its utility rate base while expanding its operations into the neighboring state of Ohio, a jurisdiction that is both highly supportive of natural gas and maintains a constructive regulatory framework. With this closing, the Company’s utility customer base grows to approximately 1.1 million customers. The transaction is an example of National Fuel’s disciplined approach to capital allocation and is expected to provide a platform for continued regulated investment opportunities, further balancing the Company’s business mix.

Information for Customers

•	Natural gas service will continue uninterrupted.
•	No action is required at this time.
•	Existing billing cycles and payment methods will remain unchanged.
•	Current online account access will continue in the immediate future.
•	Customers will receive advance notice of any future service-related changes.

“We are excited to welcome our new customers in Ohio to National Fuel,” said Michael D. Colpoys, President of National Fuel Gas Distribution Corporation. “For 125 years, National Fuel has been focused on delivering natural gas safely, reliably and affordably. Our message to customers is simple: your service will continue uninterrupted, and our focus is on providing the highest quality service from day one. We look forward to earning the trust of customers across the greater Dayton and Miami Valley region and serving them with the same dedication that has defined National Fuel for generations.”

National Fuel also welcomes approximately 200 employees joining the Company as part of the acquisition.

“The employees joining National Fuel today are the same dedicated professionals that customers have come to know and trust,” Colpoys said. “We look forward to building on the strong operational foundation they have established. Their experience, expertise and deep connection to the communities we serve will be an important part of our success in Ohio.”

National Fuel also reaffirms its commitment to the Ohio communities it now serves. The Company plans to be an active corporate citizen through support of local organizations, community initiatives and employee volunteerism programs.

About National Fuel

National Fuel is an integrated energy company reporting financial results for three operating segments: Integrated Upstream and Gathering, Pipeline and Storage, and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: the Company being unable to achieve the anticipated strategic, financial and other benefits of the acquisition; the impact of future significant transactions, if any, including the potential separation of the Company into two companies; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in economic conditions, including the imposition of additional tariffs on U.S. imports and related retaliatory tariffs, inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the Company’s ability to complete strategic transactions and to recognize the anticipated benefits of such transactions; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; changes in the price of natural gas; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures, other investments, and acquisitions, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; the impact of information technology disruptions, cybersecurity or data security breaches, including the impact of issues that may arise from the use of artificial intelligence technologies; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); or economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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